LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



	I, Eriberto R. Scocimara, a Director of Roper Industries, Inc., do hereby appoint Shanler D. Cronk, Vice President, General Counsel and Secretary of Roper Industries, Inc., as Attorney-in-Fact to execute, deliver and file on my behalf Securities & Exchange Commission Forms 144, Forms 4 and Forms 5 as such forms may be required in connection with my acquisition and disposition of shares of the common stock, or options therefore of Roper Industries, Inc., such authority as Attorney-in-Fact to be exercised in each instance at my specific direction.





									   s/s Eriberto R. Scocimara
						Signature




									   Eriberto R. Scocimara
						Print Name




STATE OF GEORGIA

COUNTY OF GWINNETT




	On this 1st day of May, 2003, Eriberto R. Scocimara personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto
set my hand and official seal.



									   s/s Susan
K. Boutelle
						Notary Public



									   My
Commission Expires: June 14, 2003